                                                                    EXHIBIT 10.1


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED BY AN **, HAVE BEEN SUBMITTED TO THE COMMISSION WITH THE CONFIDENTIAL TREATMENT REQUEST.


                            OEM Software Order Form
                          (With Terms and Conditions)

                          VASCO Data Security, Inc.
--------------------------------------------------------------------------------
                      Full legal name of OEM ("Licensee")

  1919 S. Highland Avenue, Suite 118-C, Lombard,          Illinois               60148 U.S.A.
---------------------------------------------------------------------------------------------
Address of Principal Place of Business                     City State           Zip/Country

Contact Person:  John Haggard   Telephone: (630) 932-8844       Fax: (630) 495-0279
                 ------------              --------------            --------------
Licensee is incorporated in the state/country of        Delaware
                                                -------------------------------------
Territory (Country):    Worldwide         ("Territory")
                    -----------------------------------

Licensee Products (Description): Internet, network and authentication hardware and software
                                ------------------------------------------------------------

IMPORTANT NOTICE: UPON EXECUTION BY THE PARTIES, LICENSEE WILL HAVE THE RIGHT TO MAKE AND DISTRIBUTE COPIES OF THE NETSCAPE PRODUCTS INDICATED IN ATTACHMENT A, SOLELY ON A BUNDLED BASIS AND NOT AS A STAND-ALONE PRODUCT, AT THE PRICING SET FORTH THEREIN AND ON THE TERMS AND CONDITIONS SET FORTH IN ATTACHMENT B, TO END USERS IN THE TERRITORY. BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED (COLLECTIVELY THE "AGREEMENT").


                LICENSEE                           Netscape Communications Corporation
                                                --------------------------------------------------
                                                  Full legal name of Netscape entity ("Netscape")

By: /S/ T. Kendall Hunt                         By:  /S/ Noreen G. Bergin
    ---------------------------------------        --------------------------------------------
                Signature                                           Signature

Name: T. Kendall Hunt                           Name:  Noreen G. Bergin
     --------------------------------------           -----------------------------------------
                Print or Type                                     Print or Type

                                                          Vice President, Finance
Title:  Chairman & CEO                          Title:    & Corporate Controller
      -------------------------------------           -----------------------------------------

Date:      3/13/97                              Date of Acceptance:  March 18, 1997
     --------------------------------------                        ----------------------------
                                                                        ("Effective Date")

                                                Address:  501 East Middlefield Road
                                                        ---------------------------------------
                                                        Mountain View, CA 94043
                                                -----------------------------------------------

AGREEMENT CONSISTS OF:

1. OEM Software Order Form
2. Attachment A - Products and Pricing
3. Attachment B - Terms and Conditions

VASCO Data Security, Inc.
OEM                                                                  031297ttk
CONFIDENTIAL                                                         Rev 022197

                                  ATTACHMENT A
                              PRODUCTS AND PRICING

1. Products: Netscape will provide Licensee exportable versions of the products listed below in all languages and Windows 16-bit, 32-bit and NT platforms which are generally commercially available from Netscape as of the Effective Date.

----------------------------------------------------------------------------------------------------------------------------
Description of Products A       License Fee Per Copy    Subscription Per Copy B         Upgrade and Subscription Per Copy C
----------------------------------------------------------------------------------------------------------------------------
Navigator 3.x                   $**                     $**                             $**
Navigator Gold 3.x              $**                     $**                             $**
Certificate Server 1.x          $**                     $**                             $**
Enterprise Server 2.x           $**                     $**                             $**
Directory Server 1.x            $**                     $**                             $**
FastTrack Server 1.x            $**                     $**                             $**

A. Licensee will receive then-current versions of the above products for the Initial Term (as defined in Attachment B).

B. This price applies when Licensee purchases the product(s) and subscription together.

C. This price applies when Licensee purchases upgrades and subscription within 1 year after Licensee purchased the product(s).

2. Prepayment for Products. Licensee shall pay Netscape a nonrefundable prepayment against future-owed fees ("Prepayment") for the Products equal to US $840,000 due and payable in accordance with the schedule set forth below. Licensee estimates that 0.5% of Prepayment shall be applied towards Products used by Licensee for internal business purposes. Prepayment shall apply only to the first year of this Agreement and not to any Subsequent Term (as such term is defined in Attachment B).

        Amount Due      Due Date
        ----------      --------
        $210,000        **
        $210,000        **
        $210,000        **
        $210,000        **

   In addition to the Prepayment, Licensee shall provide Netscape $45,000 of its products (including the VACMan/Server with unlimited Client Access Licenses and 600 Internet access keys) free of charge for Netscape's internal use.

3. Support. In consideration of the Prepayment, Netscape will provide Licensee support for the above products in accordance with Netscape's then current terms and conditions for the 12-month period following the Effective Date. Thereafter, if Licensee desires to receive support as described in this section, Licensee shall pay Netscape ** annual support fees on each anniversary of the Effective Date.

4. Deliverables. 2 master reproduction copies of each Product and 2 copies of the applicable Documentation in any format generally available from Netscape. All deliveries shall be F.C.A. Netscape origin (INCOTERMS 1990). Netscape will promptly ship Products to Licensee upon Licensee's timely payment of all fees due on the Effective Date.

5. Point of Sales Reports. Contact Name: Gregory T. Apple
                                        --------------------------
                           Telephone: 630-932-8844
                                      ----------------------------
                           Fax: 630-495-0279 Email: gta@vasco.com
                               -------------       ---------------

6. Ship To Address for Deliverables             Bill To Address for Invoice
   --------------------------------             ------------------------------
        (not P.O. address)
    1919 S. Highland Avenue, Suite 118-C                1919 S. Highland Avenue, Suite 118-C
   -------------------------------------        --------------------------------------------
    Lombard, Illinois 60148                             Lombard, Illinois 60148
   -------------------------------------        --------------------------------------------

   -------------------------------------        --------------------------------------------
Attention: Randy Jamieson                       Attention: Gregory T. Apple
           -----------------------------                  ----------------------------------
Telephone: 630-932-8844                         Telephone: 630-932-8844 Fax: 630-495-0279
          ------------------------------                  --------------    ----------------

Sales Tax Resale / Exemption Certificate No.:     1912-8541  MTV Exp. July 2000
                                              ----------------------------------------------
                                                   (ORIGINAL CERTIFICATE MUST BE ATTACHED)

VAT Registration No.              BE 446822877
                     -----------------------------------------------------------------------

Netscape Sales Rep: Jeff Shardell               Telephone Number:       (415) 937-4738
                   -------------------------                      --------------------------

VASCO Data Security, Inc.
OEM                                                                  031297ttk
CONFIDENTIAL                                                         Rev 022197

                                  ATTACHMENT B
                            OEM Terms and Conditions

1. Definitions. "Licensee Products" means Licensee's computers and computer-related products with which the Netscape Products are bundled for distribution hereunder. "Product(s)" means the executable version (but not the source code version) of the Netscape products listed on Attachment A, including Updates thereto provided by Netscape hereunder. "Documentation" means the standard user and reference manuals and installation guides which Netscape generally distributes to licensees of the Products. "Update" means any correction, modification, enhancement or improvement to any Product which Netscape makes generally commercially available to its licensees. Updates do not include software releases designated by Netscape as new products. "End User" means any third party licensed by Licensee or Licensee's distributor to use, but not to further distribute, the Products. If such third party is an entity, then, for fee accrual purposes, "End User" means each individual within such entity licensed to use but not to further distribute the Product.

2. Term. Unless sooner terminated, this Agreement shall remain in effect for 1 year from the Effective Date ("Initial Term"). Thereafter, the Agreement may be renewed by mutual agreement in writing for an additional 1 year period ("Subsequent Term").

3. Licenses. (a) Netscape grants to Licensee, subject to these terms and conditions, a nonexclusive and nontransferable right in the Territory to
(i) reproduce, without change, the Products in executable form only on any tangible media and (ii) distribute by sublicense such Product copies to End Users, directly or through distributors, only when bundled with a Licensee Product. Licensee may grant distributors the right to grant further sublicenses to distribute copies of the Products to other distributors regardless of tier; however, Licensee shall not grant to any distributor the right to reproduce all or any portion of the Products. Netscape also grants Licensee a nonexclusive and nontransferable license (with no right to sublicense) to use the Products in the Territory for Licensee's internal business purposes in accordance with the applicable provisions of Netscape's end user license agreements provided with the Products.
Licensee and its distributors shall not electronically transmit Products to distributors or End Users; provided, if Netscape releases a patch to any Product for general commercial distribution by permitting customers to download such patch from Netscape's internet home page, then Licensee shall have the right to distribute such patch (but not the entire Product) electronically to its distributors and End Users. Netscape also grants Licensee a nonexclusive and nontransferable license to use and reproduce without change the Documentation, and to distribute the Documentation in the Territory by sublicense to End Users, directly or through distributors, solely in conjunction with the Product. Reproduction of Products and Documentation shall occur only at Licensee's principal office unless an alternate location is specified in writing to Netscape.

(b) Except as expressly permitted herein or by applicable law, Licensee shall not, and shall not permit any distributor or other person to, copy, modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the Products or to create any derivative works based upon the Products or Documentation. Neither Licensee nor any distributor shall market or distribute any Product copy (i) which is not bundled with a Licensee Product or (ii) outside the Territory. If Licensee or any distributor fails to comply with this Section 3(b), Netscape may immediately (in addition to all other remedies it may have and except for internal use licenses) revoke all licenses granted hereunder, subject to Section 13.

(c) Netscape grants Licensee a sublicense to use as permitted in Section 3(a) any third party software which may be contained in the Products. Netscape reserves the right to substitute any third party software in the Products so long as the new third party software does not materially affect the functionality of the Products.

(d) Licensee shall use, and is granted during the term hereof a nontransferable, nonexclusive and restricted license (with a right to sublicense to distributors) to use in the Territory the mark "Netscape Navigator Included" and those Netscape trademarks and trade names relating to the Products (collectively, the "Marks") in all advertising, marketing, technical, packaging and other materials related to the Products. Use of the Marks shall comply with Netscape's then-current trademark usage guidelines. Licensee need not use the Marks in any country in which their connotation is offensive and will consult with Netscape as to the foreign translation of the Marks so that Netscape can ensure uniformity of use. Licensee shall clearly indicate Netscape's ownership of the Marks. All use of the Marks shall inure to Netscape's benefit. Neither Licensee nor its distributors shall register any Netscape trademarks, or trademarks, trade names or domain names confusingly similar to Netscape trademarks, trade names or domain names without Netscape's express prior written consent. Upon
Netscape's request from time to time, Licensee shall provide Netscape with copies of Licensee Products bearing the Marks, and Licensee and distributors shall suspend use of the Marks if Netscape reasonably deems the quality of the use to be inferior until Licensee and any such distributor have taken such steps as Netscape may reasonably require to correct the quality deficiencies.

4. Fees; Payments. Licensee shall pay Netscape the Prepayment set forth on Attachment A in accordance therewith. For each $1.00 of fees due up to the Prepayment, $1.00 is credited against the Prepayment. Following depletion of the Prepayment, fees for the Products will be paid quarterly net 15 days after Licensee's submission of quarterly reports to Netscape pursuant to Section 5. Upon exhaustion of the Prepayment, Licensee shall pay to Netscape the per copy fees set forth on Attachment A for each Product or Update license granted by Licensee or distributors to End Users. License fee will accrue in the applicable quantity upon: (a) the initial date of Licensee's internal use of any Product; (b) distribution by Licensee of a copy of a Product to a distributor or End User; or (c) authorization by Licensee for an End User to increase the authorized number of copies. Licensee shall pay Netscape such license fees accrued during each quarter within 15 days after Licensee's submission of quarterly reports to Netscape pursuant to Section 5 and each such payment shall reference such quarterly report. All payments shall be made in U.S. dollars at Netscape's address as indicated herein or otherwise notified by Netscape. Past due amounts shall bear interest at the rate of 1% per month. All fees are exclusive of taxes, withholdings, duties or levies, however designated or computed and Licensee shall be responsible therefor except for taxes based on Netscape's net income. In lieu thereof, Licensee shall provide to Netscape a valid tax or other levy exemption certificate acceptable to the taxing or other levying authority. Should Licensee fail to provide Netscape with timely reports, then, regardless of Licensee's actual rate of depletion of the Prepayment, one quarter of Licensee's Prepayment shall be deemed depleted following the passage of one quarter of the Initial Term; 1/2 of Licensee's Prepayment shall be deemed depleted following the passage of one half of the Initial Term; three quarters of Licensee's Prepayment shall be deemed depleted following the passage of 3/4 of the Initial Term; and Licensee's entire Prepayment shall be deemed depleted following the passage of the Initial Term. All payments after exhaustion of Prepayment shall accompany the monthly reports.

VASCO Data Security, Inc.
OEM                                                                  031297ttk
CONFIDENTIAL                                                         Rev 022197

5. Reports; Audit. Licensee and its distributors shall maintain accurate records of End Users, including the name and address of each End User, the specific platforms distributed to each End User, and any further information as Netscape may from time to time reasonably request.
Licensee shall report to Netscape within 45 calendar days after the end of each quarter the part number and quantity of Product licenses granted during such prior quarter for distribution hereunder and internal use, including zip/postal code and/or country therefor. In addition, Licensee and its distributors shall maintain all other data reasonably required for verification of Licensee's and each distributor's compliance with the terms hereof, including all information reasonably requested by Netscape, and Netscape may conduct up to one audit per year to verify compliance with this Agreement, which shall be conducted at Netscape's expense unless the results establish that inaccuracies in Licensee's reports have resulted in underpayment to Netscape of more than 5% of the amount actually due, in which case Licensee shall pay all amounts due and bear the expense of the audit.

6. Support. Licensee shall provide all front-line technical support to End Users in accordance with Netscape's then-current OEM support terms and conditions. Licensee shall employ at least 2 fully trained full time support personnel and provide support 5 days a week during local business hours. Licensee agrees that any documentation or packaging distributed by Licensee shall conspicuously state that End Users must call Licensee for technical support for the Products. Netscape will have no obligation to furnish any assistance, information or Documentation to any End User, and Licensee will cooperate with Netscape to ensure that End Users do not contact Netscape directly. Netscape shall provide back-end telephone assistance to Licensee in accordance with Netscape's then-current OEM support terms and conditions during the term for which Netscape has received payment therefor.

7. Distribution. (a) Licensee shall and shall cause its distributors to comply with all then-current applicable laws, regulations and other legal requirements in its performance of this Agreement, including without limitation: (i) all applicable export laws, rules and regulations of any agency of the U.S. Government or other applicable agencies; (ii) the U.S. Foreign Corrupt Practices Act; and (ii) all applicable laws, rules and regulations to preclude the acquisition of unlimited rights in technical data, software and documentation provided with the Products to a governmental agency. Licensee shall ensure the inclusion of appropriate notices required by the U.S. Government agencies or other applicable agencies.

(b) Prior to the distribution of any Product to a distributor, Licensee or the distributing distributor shall enter into an enforceable written agreement with such distributor ("Distributor Agreement") that (i) requires such distributor to comply with the relevant terms hereof, (ii) expressly names Netscape as an intended third party beneficiary with the right to rely on and directly enforce the terms thereof, and (iii) disclaims any warranty obligations of Netscape and/or liability of Netscape thereunder. Neither Licensee nor any distributor shall sublicense or otherwise distribute the Products or Documentation to End Users except pursuant to a written sublicense agreement ("End User License Agreement") that contains terms and conditions not inconsistent with and no less restrictive than the terms and conditions set forth in Netscape's then-current end user license agreement provided with the applicable Product. Licensee and its distributors shall use commercially reasonable efforts to enforce each Distributor Agreement and End User License Agreement with at least the same degree of diligence used in enforcing similar agreements with others. Licensee and distributors shall notify Netscape of any breach or suspected breach of a material obligation under a Distributor Agreement or an End
User License Agreement which comes to their attention. In addition, Licensee and distributors will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of Products or Documentation

(c) This is a nonexclusive relationship, and each party agrees that the other may enter into similar arrangements with third parties. Licensee shall and shall cause its distributors to treat all Products at least as favorably as it treats any competitive products it distributes. Neither Licensee nor distributors shall market or promote any Product or any other product in a manner that states or implies that the Product is inferior or secondary to any other product. For example, Licensee and its distributors shall not market or promote any competitive product as "preferred," "premier," "primary" or the like as compared to any Product.

(d) Upon 30 days written notice that Netscape is required by a supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of any Product, Licensee and distributors shall cease such activities, provided Netscape replaces such affected Product with a functionally equivalent Product as soon as commercially practicable.

(e) Netscape agrees to assist Licensee in establishing relationships with Netscape's North American value added reseller customers ("VARs") by (i) providing exposure for Licensee in Netscape's special web site for VARs and (ii) at Licensee's expense, targeting mailings to vertically select VARs and including select Licensee's materials (including AccessKey II demo package) in a future edition of Netscape's Moz Mail kit for VARs.

8. Proprietary Rights. Title to and ownership of all copies of the Products and Documentation whether in machine-readable or printed form, and including without limitation derivative works, compilations, or collective works thereof and all related technical know-how and all rights therein are and shall remain the exclusive property of Netscape or its suppliers. Except for the rights expressly granted to Licensee hereunder, Netscape reserves for itself all other rights in and to the Products and Documentation Licensee and distributor shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of or rights with respect to the Products and Documentation. Further, Licensee or its distributors shall not remove or alter any trademark, copyright or other proprietary notices, legends, symbols, or labels appearing on the Products and/or Documentation delivered to Licensee and Licensee shall reproduce such notices on all copies of the Products and/or Documentation made hereunder.

9.   Confidentiality. "Confidential Information" shall mean this
Agreement and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure and reduced to writing and marked "Confidential" within 30 days of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to the Confidential Information. Each receiving party shall at all times, both during the term hereof and for a period of at least 3 years after termination, keep in confidence all the disclosing party's Confidential Information using a standard of care the receiving party uses with its own information of this nature, but in no event less

                                                                031297ttk
                                                                Rev 022197
than reasonable care. The receiving party shall not use the disclosing party's Confidential Information other than in the course of its duties hereunder. Without the prior written consent of the disclosing party, the receiving party shall not disclose the disclosing party's Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations of confidentiality substantially similar to those set forth herein. If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (x) assert the privileged and confidential nature of the Confidential Information and (y) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with applicable the legal requirements.

10. Limited Warranty. Netscape warrants only to Licensee that the Products when properly installed and used will substantially conform to the functional specifications set forth in the Documentation in effect when the Products are delivered to Licensee. Netscape's warranty and obligation shall extend for a period of 90 days ("Warranty Period") from the date Netscape first delivers the Products to Licensee. All warranty claims not made in writing or not received by Netscape within the Warranty Period shall be deemed waived. Netscape's warranty is solely for the benefit of Licensee, who has no authority to extend this warranty to any other person or entity. THE EXPRESS WARRANTY SET FORTH IN THIS SECTION CONSTITUTES THE ONLY WARRANTY MADE BY NETSCAPE. NETSCAPE MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE PRODUCTS OR DOCUMENTATION. NETSCAPE EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OR CONDITIONS INCLUDING THOSE OF TITLE, MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE PRODUCTS OR DOCUMENTATION ARE ERROR-FREE OR THAT OPERATION OF THE PRODUCTS WILL BE SECURE OR UNINTERRUPTED AND DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THE ABOVE LIMITATION SHALL APPLY TO THE EXTENT ALLOWED BY APPLICABLE LAW. Netscape shall have no obligation under the foregoing warranty for any nonconformance caused by: (a) the incorporation, attachment or engagement of any attachment, feature, program, or device, other than by Netscape, to the Products or any part thereof; (b) accident, transportation, neglect or misuse; alteration, modification, or enhancement of the Products other than by Netscape; (c) failure to provide an installation environment recommended for the Products; (d) use of supplies or materials not meeting Netscape specifications; (e) use of the Products for other than the intended purpose;
(f) use of the Products on any systems other than the specified hardware platform for such Products; (g) Licensee's use of defective media or defective duplication of the Products; or (h) Licensee's failure to incorporate any Update previously released by Netscape which corrects such nonconformance. If Licensee provides Netscape with written notice of a failure under this limited warranty during the Warranty Period, Netscape will use reasonable efforts to correct promptly, at no charge to Licensee, any such errors or failures. This is Licensee's sole and exclusive remedy for breach of warranty hereunder.

11. Indemnity. (a) Netscape shall defend or settle, at its expense and option, any and all claims, losses, damages, expenses and costs (including attorneys' fees and costs) relating to any use, reproduction or distribution by Licensee of the Netscape-owned portion of the Products hereunder directly infringes any valid copyright or trade secret. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Product become, or be likely to become in Netscape's opinion, the subject of an infringement claim described above, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against any claim based upon: (A) use of other than the then current, unaltered version of the Product, unless the infringing portion is also in the then current, unaltered release; (B) use, operation or combination of Products with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (C) Licensee's or its agent's continued use or distribution of the Product after Netscape has notified Licensee that (i) Netscape believes such use or distribution may result in infringement; and (ii) Netscape is using its commercially reasonable best efforts to make the Netscape-owned portion of the Product non-infringing; (D) compliance with Licensee's designs, specifications or instructions; (E) any modifications or marking of the Products not specifically authorized in writing by Netscape; (F) any unauthorized use of any Netscape intellectual property; or (G) third party software incorporated in the Products. The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.

(b) Licensee shall indemnify, hold harmless and, at Netscape's request, defend Netscape and/or its suppliers from and against any and all claims, liabilities, losses, damages expenses and costs (including attorneys' fees and costs) relating to (i) Licensee's failure to include in each Distributor Agreement or End User License Agreement the contractual terms required to be included therein hereunder, or (ii) Licensee's use, distribution or reproduction of the Products including, without limitation, any claims, liabilities, losses, damages, expenses and costs relating to defective reproduction of or the use of defective media in the reproduction of Products, claimed product liability, breach of warranty or support obligations or infringement or misappropriation of intellectual property rights, except to the extent such is covered under Section 11(a). Licensee will pay resulting costs, damages and legal fees finally awarded against Netscape in such action which are attributable to such claim.

12. Limitation of Liability. (a) TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. (b) EXCEPT AS SET FORTH IN THE INDEMNITY SECTION SET FORTH ABOVE, IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY CLAIM AGAINST LICENSEE BY ANY THIRD PARTY. (c) IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR (I) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY LICENSEE, ANY DISTRIBUTOR OR THEIR RESPECTIVE AGENTS; (II) FAILURE OF THE PRODUCTS TO PERFORM EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (III) FAILURE OF THE PRODUCTS TO PROVIDE SECURITY; OR (IV) THE

VASCO Data Security, Inc.
OEM                                                                  031297ttk
CONFIDENTIAL                                                         Rev 022197

RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE PRODUCTS OR THE DOCUMENTATION. THE REMEDIES PROVIDED HEREIN ARE LICENSEE'S SOLE AND EXCLUSIVE REMEDIES. (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT FOR DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF NETSCAPE, NETSCAPE'S ENTIRE LIABILITY TO LICENSEE FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE FROM LICENSEE DURING THE PREVIOUS 12 MONTHS FOR THE PRODUCT GIVING RISE TO SUCH CLAIM.

13. Termination. This Agreement may be terminated: (a) by either party upon 30 days written notice if the other party materially defaults in its obligations hereunder and does not cure such default within the 30 day notice period; (b) immediately by Netscape in the event Licensee attempts to derive the source code of the Products or breaches its confidentiality obligations hereunder; or (c) automatically upon notice from Netscape if Licensee ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within 90 calendar days, or makes an assignment for the benefit of its creditors. Immediately upontermination or expiration hereof, all licenses for the Products and Documentation granted hereunder shall terminate, and Licensee shall deliver to Netscape or destroy all copies of the Products and Documentation in its or its distributors' possession or control, and shall furnish to Netscape an affidavit signed by an officer of Licensee certifying such delivery or destruction; provided that: (i) all End User License
Agreements which have been properly granted by Licensee or any distributor hereunder prior to termination shall survive; and (ii) in the event this Agreement is terminated for any reason other than Licensee's default and provided Licensee fulfills its obligation specified herein with respect to such items, Licensee may continue to use and retain copies of the Products and Documentation to the extent necessary to support Products rightfully distributed to End Users by Licensee, directly or through distributors, prior to termination hereof. Termination by either party shall not act as a waiver or release of any breach hereof or any liability hereunder. Except where specified otherwise, the rights and remedies granted to a party hereunder are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity. Within 30 calendar days after termination, Licensee shall pay to Netscape all sums then due and owing. Sections 3(b), 4, 5, 8, 9, 10, 11, 12, 13, 14, 15 and 16 shall survive any expiration or termination of this Agreement.

14. Notice. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) or (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Order Form or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043. Notices to Licensee shall be to the attention of Legal Department, VASCO Data Security, Inc., 1919 South Highland Avenue, Suite 118C, Lombard, Illinois 60148.

15. Miscellaneous. (a) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (b) This Agreement may be amended only by a writing signed by both parties. (c) Licensee may not assign this Agreement or any part thereof without the prior written consent of Netscape, and any attempt to assign (by operation of law or otherwise) this Agreement or any part thereof without such consent shall be null and void. (d) This Agreement shall be governed by and construed under the laws of the State of California, U.S.A., without reference to its conflicts of law provisions.
(e) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the applicable court in the State of California, and the parties agree to submit to the personal and exclusive jurisdiction and venue thereof. Notwithstanding the foregoing, Netscape reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision under this Agreement relating to payment, Netscape Confidential Information or Netscape intellectual property. (f) This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (g) This Agreement creates no agency, partnership, joint venture, or employment relationship and neither Licensee nor its agents have any authority to bind Netscape in any respect whatsoever. (h) The section headings herein are used for convenience only and shall have no substantive meaning. (i) If the application of any provision hereof to any particular facts shall be held to be unenforceable by any competent court, then (x) the enforceability of such provision as applied to any other facts and the validity of other provisions hereof shall not be affected and (y) such provision shall be reformed without further action by the parties hereto only to the extent necessary to make such provision valid and enforceable when applied to the particular facts. (j) Each party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Licensee to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. (k) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail over any conflicting purchase order or other written instrument submitted by Licensee. (l) This Agreement is written in the English language only, which language shall be controlling in all respects. (m) Netscape may use Licensee's name in a list of customer references and/or provide Licensee's name and the names of the Products licensed by Licensee to third parties. Licensee agrees that Netscape may refer to Licensee, its products and the Netscape-Licensee relationship on the Netscape web site. (n) This Agreement may be executed in any counterparts or by facsimile, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. (o) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (p) The parties will issue a joint press release announcing the relationship created hereunder. The parties shall mutually agree on any press release issued by either party regarding the licensing of the Product.

16. Licensee Outside the U.S. In the event Licensee is located outside the United States, the terms and conditions in this Section 16 apply: (a) If Licensee is located in a Member State of the European Union, Licensee (i) shall not actively market or solicit orders outside the Territory, (ii) shall be entitled to sublicense the Products, subject to the terms and conditions contained herein, to End Users located outside of the Territory but within the European Union, which are the result of unsolicited orders and (iii) acknowledges that its primary


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focus shall be on End Users located in the Territory; (b) If any applicable law requires Licensee to withhold amounts from any payments to Netscape hereunder, (i) Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding; (c) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: The parties confirm that this Agreement and all related documentation will be in the English language").


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